UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2016

Bionik Laboratories Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Bionik Laboratories Corp. (the “Company”) was held on August 12, 2016. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below. The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on July 12, 2016.

Proposal 1:	Election of the five nominees listed below to serve on the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified:

Nominee	For	Withhold Authority
Peter Bloch	59,163,159	267,169
Michal Prywata	59,162,459	267,869
Hermano Igo Krebs	59,135,540	294,788
Robert Hariri	59,162,459	267,869
Marc Mathieu	59,037,459	392,869

Proposal 2:	To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of its issued and outstanding common stock.

For	Against	Abstain
59,968,816	620,959	197,448

Proposal 3:	To amend the Company’s 2014 Equity Incentive Plan to change the number of shares of common stock authorized thereunder for grant from 10,800,000 to 15% of the shares of common stock and Exchangeable Shares issued and outstanding, and increase certain award limits.

For	Against	Abstain
48,210,145	3,893,535	7,326,648

Proposal 4.	To ratify MNP, LLP as the Company’s independent public accountants for the year ending March 31, 2017.

For	Against	Abstain
59,147,687	381,569	262,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2016

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer